Exhibit 99.G1(a)


                         AMENDMENT TO CUSTODIAN CONTRACT


         This Amendment to the Custodian Contract is made as of June 26, 2001, by and between BRAZOS MUTUAL FUNDS (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of June 25, 1999 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series listed on Appendix A attached hereto subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 and 4 of the Contract are hereby deleted, and the parties hereto agree that they shall be and are replaced in their entirety by the provisions set forth below.

3.   PROVISIONS RELATING TO RULES 17f-5 AND 17f-7

     3.1 DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2      THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. Such agreement shall not be unreasonably withheld. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager, with notice to the Fund as provided in Section
3.2.5 herein. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the accounts of a Portfolio with all of the Eligible Foreign Custodians selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

         (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

         (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder. Where the Foreign Custody Manager has selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a), the Foreign Custody Manager will arrange the transfer of the affected Foreign Assets to such Eligible Foreign Custodian as soon as reasonably practicable.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. The Foreign Custody Manager shall have no responsibility for any Country Risk incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 THE CUSTODIAN AS PRIMARY CUSTODIAN.

         3.3.1 ANALYSIS AND MONITORING. The Custodian ( as Primary Custodian, as defined in Section (b)(2) of Rule 17f-7) shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks (including, without limitation, and addition to or deletion from the listing on Schedule B), in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

         3.3.3 REPRESENTATION WITH RESPECT TO RULE 17f-7. The Custodian represents that it meets the definition of "Primary Custodian" set forth in Section (b)(2) of Rule 17f-7.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

         4.1 DEFINITIONS. Certain of the capitalized terms in this Article 4 shall have the following meanings:


"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto, as amended from time to time by the Custodian.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

         4.2 HOLDING SECURITIES. The Custodian shall identify on its books as belonging to each applicable Portfolio the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of each applicable Portfolio which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         4.3 FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

         4.4 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

             4.4.1 DELIVERY OF FOREIGN SECURITIES. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

                  4.4.2 PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with any repurchase agreements related to foreign securities;

         (iii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iv) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (v) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (vi) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vii) for payment of part or all of the dividends received in respect of securities sold short;

         (viii) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund;

         (ix) in connection with the borrowing or lending of foreign securities; and

         (x) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

                  4.4.3 MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, provided that such practices are generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Section 4.4.3, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

         4.5 REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, the Commonwealth of Massachusetts.

         4.7 COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

         4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

         4.9 COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

         4.10 LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

         4.11 TAX LAW.

Except to the extent that imposition of such item arises from the Custodian's failure to perform in accordance with the terms of this Section, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, any Portfolio or the Custodian as custodian of any Portfolio by the tax law of the domicile of the Fund or of any jurisdiction in which the Fund is invested or any political subdivision thereof. It shall be the responsibility of the Custodian to use reasonable efforts and due care to perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable the Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. Unless otherwise informed by the Fund, the Custodian, in performance of its duties under this section, shall be entitled to apply categorical treatment of the Fund according to the nationality of the Fund, the particulars of its organization and other relevant details that shall be supplied by the Fund. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom. It shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions.

         4.12 LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

III. The obligations of the Fund under this Amendment are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the Fund and its assets. No Portfolio of the Fund shall be liable for the obligations of any other Portfolio hereunder.



                  [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                     STATE STREET BANK and TRUST COMPANY

/s/  Jean S. Carr                 By:   /s/ Joseph L. Hooley
--------------------------             --------------------------
Jean S. Carr,                     Name: Joseph L. Hooley
Assistant Vice President          Title: Executive Vice President
& Associate Counsel


WITNESSED BY:                     BRAZOS MUTUAL FUNDS






-------------------------------   By:
Name:                                 ------------------------------
Title:                                Name:
                                      Title:

                                   APPENDIX A



                  PORTFOLIOS OF BRAZOS MUTUAL FUNDS:

                          Brazos Micro Cap Growth Portfolio
                          Brazos Small Cap Growth Portfolio
                          Brazos Real Estate Securities Portfolio
                          Brazos Multi Cap Growth Portfolio
                          Brazos Mid Cap Growth Portfolio




                                   STATE STREET                     SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

Argentina                            Citibank, N.A.

Australia                            Westpac Banking Corporation

Austria                              Erste-Bank der Osterreichischen
                                     Sparkassen AG

Bahrain                              HSBC Bank Middle East
                                     (as delegate of The Hongkong and Shanghai
                                     Banking Corporation Limited)

Bangladesh                           Standard Chartered Bank

Belgium                              Fortis Bank nv-sa

Bermuda                              The Bank of Bermuda Limited

Bolivia                              Citibank, N.A.

Botswana                             Barclays Bank of Botswana Limited

Brazil                               Citibank, N.A.

Bulgaria                             ING Bank N.V.

Canada                               State Street Trust Company Canada

Chile                                BankBoston, N.A.

People's Republic of China           The Hongkong and Shanghai
                                     Banking Corporation Limited, Shanghai and
                                     Shenzhen branches

Colombia                             Cititrust Colombia S.A. Sociedad Fiduciaria

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

Costa Rica                           Banco BCT S.A.

Croatia                              Privredna Banka Zagreb d.d.

Cyprus                               The Cyprus Popular Bank Ltd.

Czech Republic                       Ceskoslovenska Obchodni
                                     Banka, A.S.

Denmark                              Danske Bank A/S

Ecuador                              Citibank, N.A.

Egypt                                Egyptian British Bank S.A.E.
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)

Estonia                              Hansabank

Finland                              Merita Bank Plc.

France                               BNP Paribas, S.A.

Germany                              Dresdner Bank AG

Ghana                                Barclays Bank of Ghana Limited

Greece                               National Bank of Greece S.A.

Hong Kong                            Standard Chartered Bank

Hungary                              Citibank Rt.

Iceland                              Icebank Ltd.

                                                                      SCHEDULE A

                                  STATE STREET
                                 CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                        SUBCUSTODIAN

India                          Deutsche Bank AG

                               The Hongkong and Shanghai Banking Corporation Limited

Indonesia                      Standard Chartered Bank

Ireland                        Bank of Ireland

Israel                         Bank Hapoalim B.M.

Italy                          BNP Paribas, Italian Branch

Ivory Coast                    Societe Generale de Banques en Cote d'Ivoire

Jamaica                        Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                          The Fuji Bank, Limited

                               The Sumitomo Bank, Limited

Jordan                         HSBC Bank Middle East
                               (as delegate of The Hongkong and Shanghai
                               Banking Corporation Limited)

Kazakhstan                     HSBC Bank Kazakhstan

Kenya                          Barclays Bank of Kenya Limited

Republic of Korea              The Hongkong and Shanghai Banking Corporation
                               Limited

Latvia                         A/s Hansabanka

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

Lebanon                              HSBC Bank Middle East
                                     (as delegate of The Hongkong and Shanghai
                                     Banking Corporation Limited)

Lithuania                            Vilniaus Bankas AB

Malaysia                             Standard Chartered Bank Malaysia Berhad

Mauritius                            The Hongkong and Shanghai Banking
                                     Corporation Limited

Mexico                               Citibank Mexico, S.A.

Morocco                              Banque Commerciale du Maroc

Namibia                              Standard Bank Namibia Limited

Netherlands                          Fortis Bank (Nederland) N.V.

New Zealand                          ANZ Banking Group (New Zealand) Limited

Nigeria                              Stanbic Merchant Bank Nigeria Limited

Norway                               Christiania Bank og Kreditkasse ASA

Oman                                 HSBC Bank Middle East
                                     (as delegate of The Hongkong and Shanghai
                                     Banking Corporation Limited)

Pakistan                             Deutsche Bank AG

Palestine                            HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)

Panama                               BankBoston, N.A.

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

Peru                                 Citibank, N.A.

Philippines                          Standard Chartered Bank

Poland                               Bank Handlowy w Warszawie S.A.

Portugal                             Banco Comercial Portugues

Qatar                                HSBC Bank Middle East
                                     (as delegate of The Hongkong and Shanghai
                                     Banking Corporation Limited)

Romania                              ING Bank N.V.

Russia                               Credit Suisse First Boston AO - Moscow
                                     (as delegate of Credit Suisse
                                     First Boston - Zurich)

Singapore                            The Development Bank of Singapore Limited

Slovak Republic                      Ceskoslovenska Obchodni Banka, A.S.

Slovenia                             Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                         Standard Bank of South Africa Limited

Spain                                Banco Santander Central Hispano S.A.

Sri Lanka                            The Hongkong and Shanghai Banking
                                     Corporation Limited

Swaziland                            Standard Bank Swaziland Limited

Sweden                               Skandinaviska Enskilda Banken

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                              SUBCUSTODIAN

Switzerland                          UBS AG

Taiwan - R.O.C.                      Central Trust of China

Thailand                             Standard Chartered Bank

Trinidad & Tobago                    Republic Bank Limited

Tunisia                              Banque Internationale Arabe de Tunisie

Turkey                               Citibank, N.A.

Ukraine                              ING Bank Ukraine

United Kingdom                       State Street Bank and Trust Company,
                                     London Branch

Uruguay                              BankBoston, N.A.

Venezuela                            Citibank, N.A.

Vietnam                              The Hongkong and Shanghai Banking
                                     Corporation Limited

Zambia                               Barclays Bank of Zambia Limited

Zimbabwe                             Barclays Bank of Zimbabwe Limited

                                   STATE STREET                    SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                             DEPOSITORIES

Argentina                           Caja de Valores S.A.

Australia                           Austraclear Limited

                                    Reserve Bank Information and Transfer
                                    System

Austria                             Oesterreichische Kontrollbank AG
                                   (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                    Banque Nationale de Belgique

Brazil                              Companhia Brasileira de Liquidacao e
                                    Custodia

                                    Sistema Especial de Liquidacao e de
                                    Custodia (SELIC)

                                    Central de Custodia e de Liquidacao
                                    Financeira de Titulos Privados (CETIP)

Bulgaria                            Central Depository AD
                                    Bulgarian National Bank

Canada                              Canadian Depository for Securities Limited

Chile                               Deposito Central de Valores S.A.

People's Republic of China          Shanghai Securities Central Clearing &
                                    Registration Corporation

                                    Shenzhen Securities Central
                                    Clearing Co., Ltd.

Colombia                            Deposito Centralizado de Valores

                                   STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                          DEPOSITORIES

Costa Rica                       Central de Valores S.A.

Croatia                          Ministry of Finance

                                 National Bank of Croatia

                                 Sredivnja Depozitarna Agencija d.d.

Czech Republic                   Stredisko cenn-ych papiru

                                 Czech National Bank

Denmark                          Vaerdipapircentralen (Danish Securities Center)

Egypt                            Misr for Clearing, Settlement, and Depository

Estonia                          Eesti Vaartpaberite Keskdepositoorium

Finland                          Finnish Central Securities Depository

France                           Euroclear France

Germany                          Clearstream Banking AG, Frankfurt

Greece                           Bank of Greece,
                                 System for Monitoring Transactions in
                                 Securities in Book-Entry Form

                                 Apothetirion Titlon AE - Central Securities
                                 Depository

Hong Kong                        Central Clearing and Settlement System
                                 Central Moneymarkets Unit

Hungary                          Kozponti Elszamolohaz es Ertektar
                                 (Budapest) Rt. (KELER)

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                    DEPOSITORIES

India                      National Securities Depository Limited

                           Central Depository Services India Limited

                           Reserve Bank of India


Indonesia                  Bank Indonesia

                           PT Kustodian Sentral Efek Indonesia

Israel                     Tel Aviv Stock Exchange Clearing House Ltd.  (TASE
                           Clearinghouse)

Italy                      Monte Titoli S.p.A.

Ivory Coast                Depositaire Central - Banque de Reglement

Jamaica                    Jamaica Central Securities Depository

Japan                      Japan Securities Depository Center (JASDEC)
                           Bank of Japan Net System

Kazakhstan                 Central Depository of Securities

Kenya                      Central Bank of Kenya

Republic of Korea          Korea Securities Depository

Latvia                     Latvian Central Depository

                                   STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                 DEPOSITORIES

Lebanon                 Custodian and Clearing Center of
                        Financial Instruments for Lebanon
                        and the Middle East (Midclear) S.A.L.

                        Banque du Liban

Lithuania               Central Securities Depository of Lithuania

Malaysia                Malaysian Central Depository Sdn. Bhd.

                        Bank Negara Malaysia,
                        Scripless Securities Trading and Safekeeping System

Mauritius               Central Depository and Settlement Co. Ltd.

                        Bank of Mauritius

Mexico                  S.D. INDEVAL
                        (Instituto para el Deposito de Valores)

Morocco                 Maroclear

Netherlands             Nederlands Centraal Instituut voor
                        Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand             New Zealand Central Securities Depository Limited

Nigeria                 Central Securities Clearing System Limited

Norway                  Verdipapirsentralen (Norwegian Central Securities
                        Depository)

Oman                    Muscat Depository & Securities Registration Company,
                        SAOC

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                DEPOSITORIES

Pakistan               Central Depository Company of Pakistan Limited
                       State Bank of Pakistan

Palestine              Clearing Depository and Settlement, a department of the
                       Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines            Philippine Central Depository, Inc.

                       Registry of Scripless Securities
                       (ROSS) of the Bureau of Treasury

Poland                 National Depository of Securities
                       (Krajowy Depozyt Papierow Wartosciowych SA)

                       Central Treasury Bills Registrar

Portugal               Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                National Securities Clearing, Settlement and Depository
                       Company

                       Bucharest Stock Exchange Registry Division

                       National Bank of Romania

Singapore              Central Depository (Pte) Limited

                       Monetary Authority of Singapore

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                    DEPOSITORIES

Slovak Republic            Stredisko cennych papierov

                           National Bank of Slovakia

Slovenia                   Klirinsko Depotna Druzba d.d.

South Africa               Central Depository Limited

                           Share Transactions Totally Electronic (STRATE) Ltd.

Spain                      Servicio de Compensacion y
                           Liquidacion de Valores, S.A.

                           Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                  Central Depository System (Pvt) Limited

Sweden                     Vardepapperscentralen VPC AB (Swedish Central
                           Securities Depository)

Switzerland                SegaIntersettle AG (SIS)

Taiwan - R.O.C.            Taiwan Securities Central Depository Co., Ltd.

Thailand                   Thailand Securities Depository Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                     Takas ve Saklama Bankasi A.S. (TAKASBANK)

                           Central Bank of Turkey

                                   STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                  DEPOSITORIES

Ukraine                  National Bank of Ukraine

United Kingdom           Central Gilts Office and Central Moneymarkets Office

Venezuela                Banco Central de Venezuela

Zambia                   LuSE Central Shares Depository Limited

                         Bank of Zambia



TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION



PUBLICATION/TYPE OF INFORMATION                  BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS            An overview of settlement and safekeeping procedures, custody
 (hardcopy annually and regular website          practices investor considerations for the markets in which
  updates)                                       State Street of  custodial services.


GLOBAL CUSTODY NETWORK REVIEW                    Information relating to Foreign Sub-Custodians in State
(annually)                                       Street's Global Custody Network. The Review stands as integral part of the materials that State Street provides to its U.S.
                                                 mutual find clients to assist them in complying with SEC Rule
                                                 17f-5. The Review also gives insight into State Street's
                                                 market expansion and Foreign Sub-Custodian selection
                                                 processes, as well as the procedures and controls used to
                                                 monitor the financial condition and performance of our Foreign
                                                 Sub-Custodian banks.

SECURITIES DEPOSITORY REVIEW                      Custody risk analyses of the Foreign Securities Depositories
(annually)                                        presently operating in Network markets.  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational
                                                  obligations created by SEC Rule 17f-7.

GLOBAL LEGAL SURVEY                               With respect to each market in which State Street offers
(annually)                                        custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public
                                                  accountants to books and records of a Foreign Sub-Custodian or
                                                  Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                                                  Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign
                                                  Sub-Custodian or Foreign Securities System, and (iv) the
                                                  ability of a foreign investor to convert cash and cash
                                                  equivalents to U.S. dollars.


SUBCUSTODIAN AGREEMENTS                           Copies of the contracts that State Street has entered into with each
(annually)                                        Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.



GLOBAL MARKET BULLETIN                           Information on changing settlement and custody conditions in markets
(daily or as necessary)                          where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State
                                                 Street's clients.

Foreign Custody Advisories                        For those markets where State Street offers custodial services that
(as necessary)                                    exhibit special risks or infrastructures impacting custody, State
                                                  Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.


Material Change Notices                           Informational letters and accompanying materials otherwise confirming
(presently on a quarterly basis or as             State Street's foreign custody arrangements, including a summary of
otherwise necessary)                              material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign
                                                  Securities Depositories.